UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 20, 2009

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 East 49th Street New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 940-5305

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On May 20, 2009, Saks Incorporated (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with the initial purchasers listed in Schedule I thereto (the “Initial Purchasers”), for whom Goldman Sachs & Co. and Morgan Stanley & Co. Incorporated acted as representatives, to issue and sell $105 million aggregate principal amount of its 7.50% Convertible Notes due 2013 (the “Notes”) to the Initial Purchasers for resale to certain qualified institutional buyers in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted the Initial Purchasers an option to purchase up to an additional $15 million aggregate principal amount of Notes solely to cover over-allotments, which option was exercised in full on May 27, 2009.

On May 27, 2009, the Company issued $120 million aggregate principal amount of the Notes. The Company estimates that the net proceeds to us from the offering of the Notes will be approximately $115.4 million, after payment of the Initial Purchasers’ discounts and offering expenses. In connection with the offering of the Notes, the Company intends to use the net proceeds of the offering to repay a portion of its existing indebtedness and for general corporate purposes.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Indenture and the Notes

The Notes are governed by an indenture, dated as of May 27, 2009 (the “Indenture”), between the Company, the subsidiary guarantors named therein (the “Guarantors”) and The Bank of New York Mellon, as trustee. The Notes bear interest at a rate of 7.50% per annum, payable semiannually in cash in arrears on June 1 and December 1 of each year, beginning December 1, 2009. The Notes mature on December 1, 2013, unless earlier converted, as described below. The Notes and the guarantees thereof are general unsecured and unsubordinated obligations of the Company and the Guarantors, respectively, and rank equal in right of payment with, respectively, the Company’s and the Guarantors’ existing and future unsecured and unsubordinated obligations.

Each $1,000 principal amount of the Notes is convertible at the holder’s option until the close of business on the business day immediately preceding the scheduled maturity date of the Notes, at an initial conversion rate of 180.5869 shares of common stock per $1,000 in principal amount of the Notes (which is equivalent to an initial conversion price of approximately $5.54 per share), subject to certain adjustments as set forth in the Indenture. Holders who convert their Notes in connection with a Make Whole Adjustment Event (as defined in the Indenture) may be entitled to a make-whole premium in the form of an increase in the conversion rate. Upon conversion, for each $1,000 principal amount of the Notes, a holder will receive cash, shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”) or a combination thereof, at the Company’s election, as set forth in the Indenture.

The Notes are not redeemable prior to the scheduled maturity date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of the Notes together with any accrued and unpaid interest thereon to be immediately due and payable. In the case of an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Company or a material subsidiary, the entire principal amount of the Notes together with any accrued and unpaid interest thereon will automatically become and be immediately due and payable.

In addition, the occurrence of certain events constituting a Change of Control (as defined in the Indenture) will constitute an event of default under the Indenture. If such an event of default has occurred and is continuing, either the trustee or the holders of at least 10% in aggregate principal amount of the Notes then outstanding may, not later than 90 days following the effective date of the related Make Whole Adjustment Event, declare the entire principal amount of the Notes together with any accrued and unpaid interest thereon to be immediately due and payable.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and Form of Note, which are filed as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

The Purchase Agreement, Indenture, and Form of Note (collectively, the “Transaction Documents”) have been included to provide investors and security holders with information regarding the terms of the transactions. The Transaction Documents are not intended to provide any other factual information about the Company. The Transaction Documents contain representations and warranties the parties thereto made to, and solely for the benefit of, each other. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Transaction Documents and information concerning the subject matter of the representations and warranties may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures. In addition, please note that certain representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts and may be subject to a contractual standard of materiality different from that generally applicable to investors and security holders.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information in Item 1.01 above is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 27, 2009, the Company issued $120 million aggregate principal amount of the Notes. The Initial Purchasers of the Notes received an aggregate discount of $3.6 million. The offer and sale of the Notes to the Initial Purchasers was not registered under the Securities Act in reliance upon the exemption from registration under Section 4(2) of the Securities Act as such transaction did not involve a public offering of securities. The Initial Purchasers then offered for resale the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers.

Additional information is provided in Item 1.01 above and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 27, 2009, the Company issued a press release announcing the closing of its offering of $120 million in principal amount of 7.5% Convertible Notes due 2013 (the “Notes”), which included the exercise in full of the initial purchasers’ option to purchase $15 million aggregate principal amount of additional Notes, solely to cover over-allotments. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture related to the 7.50% Convertible Notes Due 2013, dated as of May 27, 2009, between Saks Incorporated, the subsidiary guarantors named therein and The Bank of New York Mellon, as Trustee.

4.2	Form of 7.50% Convertible Notes Due 2013 (included in Exhibit 4.1)

10.1	Purchase Agreement dated as of May 20, 2009, between Saks Incorporated, Goldman Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives for the initial purchasers listed in Schedule I therein.

99.1	Press Release dated May 27, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAKS INCORPORATED

Dated: May 27, 2009	By:	/s/ Ron Llewellyn
Ron Llewellyn
Vice President and Secretary

Exhibit Index

Exhibit	Description of Exhibit
4.1	Indenture related to the 7.50% Convertible Notes Due 2013, dated as of May 27, 2009, between Saks Incorporated, the subsidiary guarantors named therein and The Bank of New York Mellon, as Trustee.

4.2	Form of 7.50% Convertible Notes Due 2013 (included in Exhibit 4.1)

10.1	Purchase Agreement dated as of May 20, 2009, between Saks Incorporated, Goldman Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives for the initial purchasers listed in Schedule I therein.

99.1	Press Release dated May 27, 2009